Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SNYDER OIL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                               75-2306158
        (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)


            777 MAIN STREET                                   PETER E. LORENZEN
          FORT WORTH, TEXAS  76102                              777 MAIN STREET
            (817) 338-4043                             FORT WORTH, TEXAS  76102
      (ADDRESS, INCLUDING ZIP CODE, AND                          (817) 882-5905
       TELEPHONE NUMBER, INCLUDING AREA           (NAME, ADDRESS, INCLUDING ZIP
       CODE, OF REGISTRANT'S PRINCIPAL               CODE AND TELEPHONE NUMBER,
          EXECUTIVE OFFICES)                      INCLUDING AREA CODE, OF AGENT
                                                  FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  CALCULATION OF REGISTRATION FEE

Title of Each          Amount             Proposed Maximum       Proposed Maximum      Amount of
Class of Securities    To Be              Offering Price         Aggregate Offering    Registration
To Be Registered       Registered         Per Unit(1)            Price (1)             Fee (2)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Common Stock
(par value
$.01 per share)        399,202 shares     $9.8125                $3,917,170            $1,351

(1)     Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(c), the registration fee has been calculated on the basis of the average of the high and low prices per share of the Common Stock on August 7, 1996 as reported by the consolidated reporting system of the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED AUGUST 9, 1996


PROSPECTUS

                                 399,202 SHARES


                             SNYDER OIL CORPORATION

                                  COMMON STOCK





        All the 399,202 shares of Common Stock, par value $0.01 per share ("Common Stock"), of Snyder Oil Corporation, a Delaware corporation (the
"Company"), are offered by the selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.

        It is expected that sales made pursuant to this Prospectus will be effected from time to time in transactions on the New York Stock Exchange, or other exchanges to which shares of the Company's Common Stock may be admitted for trading privileges or in the over-the-counter market or through underwriters or agents or otherwise at market prices obtainable at the time of sale or otherwise in privately negotiated transactions at prices determined by negotiation. See "Plan of Distribution." On August 8, 1996, the last reported sale price for the Company's Common Stock on the New York Stock Exchange was $9.75 per share.

        Any broker-dealers who participate in a sale of shares of the Common Stock may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them, and proceeds of any such sale as principals, may be deemed to be underwriting discounts and commissions under the Act.

        All expenses incurred in connection with the registration of the shares of Common Stock being offered hereby will be borne by the Company.

        SEE "RISK FACTORS" AT PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.


                                  ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                 The date of this Prospectus is August __, 1996.

                              AVAILABLE INFORMATION


        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments, the "Registration Statement") on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, filed as a part of that Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated by reference. See "Incorporation of Certain Information by Reference." For further information regarding the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated therein by reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Common Stock of the Company is listed on the New York Stock Exchange.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c) The Company's Current Reports on Form 8-K dated January 29, 1996 and May 17, 1996, as amended by Form 8K/A dated May 17, 1996; and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 4, 1990.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the securities offered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Prospectus.

        The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written and oral requests for such copies should be addressed to Snyder Oil Corporation, 1625 Broadway, Suite 2200, Denver, Colorado 80202,
Attention: Investor Relations, telephone (303) 592-8638, or to the Company's principal executive offices, 777 Main Street, Fort Worth, Texas, 76102, Telephone (817) 338-4043.

                                  RISK FACTORS


VOLATILITY OF OIL AND NATURAL GAS PRICES

        Historically, the markets for oil and natural gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that will be beyond the control of the Company. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. It is impossible to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices have and may continue to adversely affect the Company's financial condition, liquidity and results of operations. Lower oil and natural gas prices also may reduce the amount of the Company's oil and natural gas that can be produced economically.

ECONOMIC RISKS OF OIL AND NATURAL GAS OPERATIONS

        The Company's oil and natural gas operations will be subject to the economic risks typically associated with development, production and exploration activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill wells. In conducting development and exploration activities, the Company may drill unsuccessful wells and experience losses. In the event that oil or natural gas is discovered, there is no assurance  that  such  oil or  natural  gas  can  be  economically  produced  or satisfactorily marketed. The presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause the Company's development, production or exploration activities to be unsuccessful, resulting in a total loss of the Company's investment in such activities. Consequently, the Company's actual future production may be substantially affected by factors beyond the Company's control.

REPLACEMENT OF RESERVES AND AVAILABILITY OF CAPITAL

     In general, the volume of production from oil and natural gas properties declines as reserves are depleted. Except to the extent the Company acquires properties containing proved reserves or conducts successful development and exploration activities, or both, the proved reserves of the Company will decline as reserves are produced. The Company's future oil and natural gas production is, therefore, highly dependent upon its level of success in finding or acquiring additional reserves at attractive rates of return. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited, the Company's ability to make the necessary capital investment to maintain or expand its asset base of oil and natural gas reserves would be impaired. Since January 1, 1995, the Company has sold a number of properties in non-core areas and its Wattenberg area gas facilities and reduced its senior debt from $216 million at year end 1994 to approximately $156 million at March 31, 1996. In May, 1996 the Company consolidated its Wattenberg oil and gas operations with Gerrity Oil & Gas Corporation ("Gerrity") to form Patina Oil & Gas Corporation ("Patina"), a publicly traded 70%-owned subsidiary of the
Company. As part of this transaction, Patina assumed $75 million of the Company's senior debt. However, because Patina is consolidated in the Company's consolidated financial statements, the Company's reported consolidated senior debt increased to approximately $175.3 at June 30, 1996. As of that date, consolidated senior debt included approximately $59 million of parent company debt and approximately $116.3 of Patina's debt. Patina's debt is non-recourse to the Company. Although the Patina transaction will result in increased consolidated net cash provided by operations, cash generated by Patina will be retained by it and will not be available to fund the Company's other operations.

        The Company believes the recent reduction in its senior debt, together with the modest level of capital expenditures expected in the current price environment, affords the Company the financial flexibility to fund its capital expenditures and to pursue acquisition opportunities. However, continued decreases in product prices could impair the Company's ability to fund future capital projects. In addition, there can be no assurance that the Company's future development, acquisition and exploration activities will result in the addition of the anticipated proved reserves or that the Company will be able to drill productive wells on an economically attractive basis.

OPERATING RISKS OF OIL AND NATURAL GAS OPERATIONS

        The oil and natural gas business involves certain operating hazards such as well blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks, any of which could result in substantial losses to the Company. In addition, the Company may be liable for environmental damages cause by previous owners of property purchased by the Company. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for development, acquisitions or exploration, or result in the loss of the Company's properties. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of such risks and losses. The occurrence of such an event not fully covered by insurance could have a material adverse effect on the financial condition and results of operations of the Company.

UNCERTAINTY OF RESERVE ESTIMATES

        There are numerous uncertainties inherent in estimating oil and natural gas reserves and their estimated values, including many factors beyond the control of the producer. The reserve data incorporated by reference in this Prospectus represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers, including those used by the Company, may vary.

COMPETITION

        The oil and gas industry is highly competitive. The Company will compete for the acquisition of oil and natural gas properties with numerous entities, including major oil companies, other independent oil and gas concerns and individual producers and operators. Many of these competitors have financial and other resources substantially greater than those of the Company.

GOVERNMENT REGULATION

        The Company's business will be regulated by certain local, state and federal laws and regulations relating to the exploration for and the development, production, marketing, pricing, transportation and storage of, oil and natural gas. The Company's business will also be subject to extensive and changing environmental and safety laws and regulation governing the discharge of materials into the environment or otherwise relating to environmental protection. There can be no assurance that present or future regulation will not adversely affect the operations of the Company.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

        This Prospectus covers the registration of an aggregate of up to 399,202 shares of Common Stock of the Company to be sold by the persons set forth below (the "Selling Stockholders").

        The table below sets forth the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each of the Selling Stockholders (including the shares of Common Stock registered hereby) and the number of shares of the Company's Common Stock registered hereby for the account of the Selling Stockholders. Assuming the sale of all the shares of Common Stock registered hereby, none of the Selling Stockholders will own any shares of the Common Stock after the completion of this offering.

                                               BENEFICIAL OWNERSHIP         SHARES
                                                 PRIOR TO OFFERING        REGISTERED
                                                                          AND BEING
          SELLING STOCKHOLDER                        SHARES                OFFERED
          -------------------                  --------------------       ----------
       The John Hancock Mutual Life Insurance
            Company                                  343,121                343,121
       Randi Metz Odom                                11,216                 11,216
       Andrew J. Metz                                 11,216                 11,216
       Don A. Metz                                    11,216                 11,216
       Douglas A. Metz                                11,216                 11,216
       Derek A. Metz                                  11,217                 11,217

RandiMetz Odom, Andrew J. Metz, Don A. Metz, Douglas A. Metz and Derek A. Metz are children of Clyde T. Metz. Until his retirement on July 1, 1996, Mr. Metz was President and a director of DelMar Petroleum, Inc. ("DelMar"), a subsidiary of the Company, a position he held since prior to the acquisition of a majority of the shares of common stock of DelMar by the Company in September 1994.


                              PLAN OF DISTRIBUTION

        Any distribution hereunder of the Common Stock by the Selling Stockholders may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time), (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the New York Stock Exchange or other exchanges on which shares of the Company's Common Stock may be admitted for trading privileges, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

        Any such underwriters, brokers, dealers or agents, upon effecting the sale of the Common Stock, may be deemed "underwriters" as that term is defined by the Securities Act.

        Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

        At the same time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold hereunder in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold hereunder unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     Pursuant to Registration Rights Agreements, each dated as of June 17, 1996, between the Company and The John Hancock Mutual Life Insurance Company and Clyde
T. Metz,  Trustee  (assignor  of Randi Metz Odom,  Andrew J. Metz,  Don A. Metz,
Douglas A. Metz and Derek A. Metz), the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act, and the Selling Stockholders have agreed to indemnify the Company, its directors, each of its officers who has signed the Registration Statement of which this Prospectus is a part, and each person who controls the Company, against certain liabilities, including liabilities arising under the

Securities Act. In addition, the Selling Stockholders have agreed in the Registration Rights Agreements not to sell any Common Stock hereunder duringcertain "black out" periods not to exceed 135 days following notice from the Company (i) of its intent to proceed with a financing and that it has been advised by a recognized investment banking firm that the sale of Common Stock by the Selling Stockholders under this Registration Statement would adversely affect the Company's financing; or (ii) that such sale would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential as a result of a pending merger, consolidation, acquisition, disposition or other material development involving the Company.


                                  LEGAL MATTERS

        The validity of the shares of Common Stock offered by this Prospectus and certain other legal matters will be passed upon for the Company by Peter E. Lorenzen, Esq., Vice President-General Counsel of the Company. Mr. Lorenzen owns 10,000 shares of Common Stock and holds options to purchase 89,700 shares of Common Stock.


                                     EXPERTS

     The audited financial statements and schedules of the Company incorporated in this Prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The audited financial statements of Gerrity at December 31, 1994 and 1995 and for the two years then ended incorporated in this Prospectus by reference have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The Gerrity consolidated financial statements for the year ended December 31, 1993 incorporated in this Prospectus by reference have been audited by Coopers & Lybrand, independent accountants, as stated in their report, incorporated herein by reference. The consolidated financial statements audited by Coopers & Lybrand have been incorporated herein by reference in reliance upon the reports of Coopers & Lybrand, independent accountants, upon the authority of such firm as experts in accounting and auditing.

     The information incorporated in this Prospectus by reference regarding proved reserves and related future net revenues and the present value thereof is derived, as and to the extent described therein, from reserve reports and reserve report audits prepared by Netherland, Sewell & Associates, Inc., and Ryder Scott Petroleum Engineers, independent oil and gas consultants, and, to such extent, are incorporated by reference in reliance upon the authority of such firms as experts with respect to the matters contained in such reports and audits.

                             SNYDER OIL CORPORATION


                                 ---------------

                                 399,202 SHARES

                                  COMMON STOCK

                                 ---------------


                                   PROSPECTUS



        NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, OR INCORPORATED HEREIN BY REFERENCE, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH JURISDICTION.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Set forth below is an estimate of fees and expenses payable in connection with the issuance and distribution of the Common Stock:

        Registration                                           $  1,351
         Miscellaneous Fees and Expenses                          1,000
                                                               --------
           Total                                               $  2,351
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law ("DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Ninth of the Certificate of Incorporation of the Registrant provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Certificate of Incorporation of the Registrant.

        Reference is also made to the indemnification provisions of the Registration Rights Agreements, the forms of which have been filed as Exhibits
99.1 and 99.2 hereto, under which the Selling Stockholders have agreed to indemnify the Registrant, its directors and officers and certain other persons against liabilities, including liabilities under the Securities Act, with respect to information furnished in writing to the Registrant for use in this Registration Statement.

        The Registrant has entered into indemnification agreements with each of its officers and directors and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status or decisions or actions in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth in DGCL or the Certificate of Incorporation of the Registrant. Such provisions are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the certificate of incorporation and Bylaws of the Registrant.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Registrant's Certificate of Incorporation contains such a provision.

        The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

ITEM 16.  EXHIBITS.


4.1.1  -            Certificate of Incorporation of  Registrant-incorporated  by reference from Exhibit 3.1 to the Registrant's  Registration
                    Statement on Form S-4 (Registration No. 33-33455).

4.1.2  -            Certificate of Amendment to Certificate of  Incorporation of
                    Registrant filed February  9,1990-incorporated  by reference
                    from  Exhibit   3.1.1  to  the   Registrant's   Registration
                    Statement on Form S-4 (Registration No. 33-33455).

4.1.3  -            Certificate of Amendment to Certificate of  Incorporation of
                    Registrant filed May 22, 1991-incorporated by reference from
                    Exhibit 3.1.2 to the Registrant's  Registration Statement on
                    Form S-1 (Registration No. 33-43106).

4.1.4  -            Certificate of Amendment to Certificate of  Incorporation of
                    Registrant filed May 24, 1993-incorporated by reference from
                    Exhibit 3.1.5 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1- 10509).

4.2    -            By-Laws of Registrant-incorporated by reference from Exhibit
                    3.2 to the Registrant's  Registration  Statement on Form S-4
                    (Registration No. 33-33455).

5.1    -            Opinion  of Peter E.  Lorenzen,  Esq.,  Vice  President  and
                    General Counsel of the Registrant, as to legality of the securities registered hereby.*

23.1   -            Consent of Arthur Andersen LLP relating to the Registrant.*

23.2   -            Consent of Arthur Andersen LLP relating to Gerrity Oil & Gas
                    Company.*

23.3   -            Consent of Coopers & Lybrand  LLP  relating to Gerrity Oil &
                    Gas Corporation.*

23.4   -            Consent of Netherland, Sewell, & Associates.*

23.5   -            Consent of Ryder Scott Company Petroleum Engineers.*

23.6   -            Consent  of Peter E.  Lorenzen,  Esq.,  Vice  President  and
                    General Counsel,  to the use of his opinion filed as Exhibit
                    5.1 (set forth in his opinion filed as Exhibit 5.1).

24.1   -            Powers of attorney (included on the signature pages hereto).

99.1   -            Registration  Rights  Agreement  dated as of June  17,  1996 between  Snyder Oil  Corporation  and The John  Hancock Life
                    Insurance Company.*

99.2   -            Registration  Rights  Agreement  dated as of June  17,  1996 between Snyder Oil Corporation and Clyde T. Metz,Trustee.*

99.3   -            Audited  Consolidated  Financial Statements of Gerrity Oil &
                    Gas Corporation as of December 31, 1994 and 1995 and for the
                    years ended December 31, 1993, 1994 and 1995 -- incorporated
                    by  reference  to  Amendment  No.  2  to  the   Registration
                    Statement  on  Form  S-4  of  Patina  Oil & Gas  Corporation
                    (Registration No. 333-572)

99.4   -            Unaudited Consolidated Financial Statements of Gerrity Oil &
                    Gas Corporation as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 -- incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 of Gerrity Oil & Gas
                    Corporation (Commission File No. 0-18667)

- ------------------
*  Filed herewith.

ITEM 17.  UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)    The undersigned Registrant hereby undertakes that:

               (1)  For  purposes  of  determining   any  liability   under  the
        Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on August 9, 1996.

                                                   SNYDER OIL CORPORATION


                                                   By: /s/ John C. Snyder
                                                       ------------------
                                                    John C. Snyder, Chairman

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints John C. Snyder, Thomas J. Edelman, Rodney L. Waller and Peter E. Lorenzen, and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

 Signature                       Title                              Date


/s/ John C. Snyder            Director and Chairman             August 9, 1996
John C. Snyder                (Principal Executive
                              Officer of Registrant)

/s/ Thomas J. Edelman         Director and President            August 9, 1996
Thomas J. Edelman             (Principal Financial
                              Officer of Registrant)

/s/ Roger W. Brittain         Director                          August 9, 1996
Roger W. Brittain

/s/ John A. Hill              Director                          August 9, 1996
John A. Hill

/s/ William J.  Johnson       Director                          August 9, 1996
William J.  Johnson

/s/ B.J. Kellenberger         Director                          August 9, 1996
B.J. Kellenberger

/s/ James E. McCormick        Director                          August 9, 1996
James E. McCormick

/s/ Alfred M. Micallef        Director                          August 9, 1996
Alfred M. Micallef

/s/ Edward T.  Story          Director                          August 9, 1996
Edward T.  Story

/s/ James H. Shonsey          Vice President-Finance            August 9, 1996
James H. Shonsey              (Principal Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION

4.1.1 - Certificate of Incorporation of Registrant-incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

4.1.2 - Certificate of Amendment to Certificate of Incorporation of Registrant filed February 9, 1990-incorporated by reference from Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33- 33455).

4.1.3 - Certificate of Amendment to Certificate of Incorporation of Registrant filed May 22, 1991-incorporated by reference from Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-43106).

4.1.4 - Certificate of Amendment to Certificate of Incorporation of Registrant filed May 24, 1993-incorporated by reference from Exhibit 3.1.5 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1- 10509).

4.2 - By-Laws of Registrant-incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

5.1 - Opinion of Peter E. Lorenzen, Esq., Vice President and General Counsel of the Registrant, as to legality of the securities registered hereby.*

23.1   -  Consent of Arthur Andersen LLP relating to the Registrant*

23.2   -  Consent  of  Arthur  Andersen  LLP  relating  to  Gerrity  Oil  &  Gas
          Corporation.*

23.3 - Consent of Coopers & Lybrand LLP relating to Gerrity Oil & Gas Corporation.*

23.4   -  Consent of Netherland, Sewell, & Associates.*

23.5   -  Consent of Ryder Scott Company Petroleum Engineers.*

23.6 - Consent of Peter E. Lorenzen, Esq., Vice President and General Counsel, to the use of his opinion filed as Exhibit 5.1 (set forth in his opinion filed as Exhibit 5.1).

24.1   -  Powers of attorney (included on the signature pages hereto).

99.1 - Registration Rights Agreement dated as of June 17, 1996 between Snyder Oil Corporation and The John Hancock Life Insurance Company.*

99.2 - Registration Rights Agreement dated as of June 17, 1996 between Snyder Oil Corporation and Clyde T. Metz, Trustee.*

99.3 - Audited Consolidated Financial Statements of Gerrity Oil & Gas Corporation as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995 -- incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-4 of Patina Oil & Gas Corporation (Registration No. 333-572)

99.4 - Unaudited Consolidated Financial Statements of Gerrity Oil & Gas Corporation as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 -- incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 of Gerrity Oil & Gas Corporation (Commission File No. 0-18667)

- ------------------
*  Filed herewith.